EXHIBIT 24(e)
February 24, 1999


W. L. Westbrook and Wayne Boston


Dear Sirs:

         Mississippi Power Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 1998, and (2) the filing of its quarterly reports on Form 10-Q during 1999.
         Mississippi Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.
                                Yours very truly,

                                 MISSISSIPPI POWER COMPANY



                                 By          /s/Dwight H. Evans
                                               Dwight H. Evans
                                    President and Chief Executive Officer


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                                      - 2 -




     /s/Paul J. DeNicola                     /s/George A. Schloegel
      Paul J. DeNicola                         George A. Schloegel



     /s/Edwin E. Downer                       /s/Philip J. Terrell
       Edwin E. Downer                          Philip J. Terrell



     /s/Dwight H. Evans                           /s/Gene Warr
       Dwight H. Evans                              Gene Warr



     /s/Robert S. Gaddis                     /s/Michael W. Southern
      Robert S. Gaddis                         Michael W. Southern



     /s/Linda T. Howard                       /s/Frances V. Turnage
       Linda T. Howard                         Frances V. Turnage



------------------------------
       Aubrey K. Lucas

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

                               - - - - - - - - - -

                  RESOLVED: That the members of this Company's Board of Directors and its officers are authorized to give their several powers of attorney to W. L. Westbrook and Wayne Boston for the purpose of signing the statements under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and the filing of this Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q for the year 1999.

                               - - - - - - - - - -

         The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Mississippi Power Company, duly held on February 24, 1999, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 24, 1999                       MISSISSIPPI POWER COMPANY


                                            By    /s/Wayne Boston
                                                    Wayne Boston
                                                 Assistant Secretary